SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700 Houston, Texas 77046-0504
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2005, the Compensation Committee of the Board of Directors of Pogo Producing Company (the “Company”) acted to extend the term of existing employment agreements with executive officers Paul G. Van Wagenen, Stephen A. Brunner, Jerry A. Cooper, John O. McCoy, Jr., David R. Beathard, Gerald A. Morton, James P. Ulm, II and Michael J. Killelea.  The amendment extends the previous expiration date of the agreements from February 1, 2006 to August 1, 2006.  The amendment also effects, in the case of Mr. Van Wagenen, conforming changes in recognition of the Company’s current compensation policy, which emphasizes restricted stock and other equity awards in lieu of stock options.  These conforming changes include a revision of the formula for payments in the case of termination of employment in specified circumstances following a change of control to include an amount equal to four times the fair market value on the grant date of the executive’s most recent equity award (or most recent award prior to the change of control, if higher), based on the market price of the underlying common stock, in lieu of four times the Black-Scholes value of the most recent option grant.

The contracts as in effect prior to the January 25, 2005 amendment are described in the Company’s definitive proxy material filed March 29, 2004 under “Executive Compensation - V. Employment Agreements” and are included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: January 31, 2005	By:	/s/ Michael J. Killelea
		Name:	Michael J. Killelea
		Title:	Vice President, General Counsel
and Corporate Secretary